SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

OF SMALL BUSINESS ISSUERS

Under Section 12(b) or (g) of the Securities Exchange Act of 1934

Woods Cross Holding Corp

(Name of Small Business Issuer in its charter)

Delaware	20-4122489
State or other jurisdiction of	I.R.S. Employer
incorporation or organization)	Identification No.)

1608 West 2225 South

Woods Cross, Utah 84087

(Address of Principal Executive Offices including Zip Code)

Issuer’s telephone number:  801-295-3400

Securities to be registered under Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	Each class is to be registered

Securities to be registered under Section 12(g) of the Act:

Common, Par Value $.001

(Title of Class)

Item 1. Description of Business

Woods Cross Holding Corp (the “Company”) was incorporated in October 1994, in accordance with the Laws of the State of Delaware.   The Company is the U. S. Bankruptcy Court mandated reincorporation of and successor to US Office Products Company, which was discharged from bankruptcy on December 20, 2005.

The Company has now focused its efforts on seeking a business opportunity.  The Company will attempt to locate and negotiate with a business entity for the merger of that target company into the Company. In certain instances, a target company may wish to become a subsidiary of the Company or may wish to contribute assets to the Company rather than merge. No assurances can be given that the Company will be successful in locating or negotiating with any target company. The Company will provide a method for a foreign or domestic private company to become a reporting (“public”) company whose securities are qualified for trading in the United States secondary market.

PERCEIVED BENEFITS

There are certain perceived benefits to being a reporting company with a class of publicly-traded securities. These are commonly thought to include the following:

* the ability to use registered securities to make acquisitions of assets or businesses;

* increased visibility in the financial community;

* the facilitation of borrowing from financial institutions;

* improved trading efficiency;

* shareholder liquidity;

* greater ease in subsequently raising capital;

* compensation of key employees through stock options;

* enhanced corporate image;

* a presence in the United States capital market

POTENTIAL TARGET COMPANIES

A business entity, if any, which may be interested in a business combination with the Company may include the following:

* a company for which a primary purpose of becoming public is the use of its securities for the acquisition of assets or businesses;

* a company which is unable to find an underwriter of its securities or is unable to find an underwriter of securities on terms acceptable to it;

* a company which wishes to become public with less dilution of its common stock than would occur upon an underwriting;

* a company which believes that it will be able to obtain investment capital on more favorable terms after it has become public;

* a foreign company which may wish an initial entry into the United States securities market;

* a special situation company, such as a company seeking a public market to satisfy redemption requirements under a qualified Employee Stock Option Plan;

* a company seeking one or more of the other perceived benefits of becoming a public company.

A business combination with a target company will normally involve the transfer to the target company of the majority of the issued and outstanding common stock of the Company, and the substitution by the target company of its own management and board of directors. No assurances can be given that the Company will be able to enter into a business combination, as to the terms of a business combination, or as to the nature of the target company. The Company is voluntarily filing this Registration Statement with the Securities and Exchange Commission and is under no obligation to do so under the Securities Exchange Act of 1934.

Item 1A. RISK FACTORS

The Company's business is subject to numerous risk factors, including the following.

NO OPERATING HISTORY OR REVENUE AND MINIMAL ASSETS.

The Company has had very limited operating history and no revenues or earnings from operations since being released from bankruptcy. The Company has no significant assets or financial resources. The Company will, in all likelihood, sustain operating expenses without corresponding revenues, at least until the consummation of a business combination. This may result in the Company incurring a net operating loss which will increase continuously until the Company can consummate a business combination with a target company. There is no assurance that the Company can identify such a target company and consummate such a business combination.

SPECULATIVE NATURE OF THE COMPANY'S PROPOSED OPERATIONS.

The success of the Company's proposed plan of operation will depend to a great extent on the operations, financial condition and management of the identified target company. While management will prefer business combinations with entities having established operating histories, there can be no assurance that the Company will be successful in locating candidates meeting such criteria. In the event the Company completes a business combination, of which there can be no assurance, the success of the Company's operations will be dependent upon management of the target company and numerous other factors beyond the Company's control.

SCARCITY OF AND COMPETITION FOR BUSINESS OPPORTUNITIES AND COMBINATIONS.

The Company is and will continue to be an insignificant participant in the business of seeking mergers with and acquisitions of business entities. A large number of established and well-financed entities, including venture capital firms, are active in mergers and acquisitions involving companies such as those which may be merger or acquisition target candidates for the Company. Nearly all such entities have significantly greater financial resources, technical expertise, and managerial capabilities than the Company and, consequently, the Company will be at a competitive disadvantage in identifying possible business opportunities and successfully completing a business combination. Moreover, the Company will also compete with numerous other small public companies in seeking merger or acquisition candidates.

NO AGREEMENT FOR BUSINESS COMBINATION OR OTHER TRANSACTION--NO STANDARDS FOR BUSINESS COMBINATION.

The Company has no current arrangement, agreement or understanding with respect to engaging in a merger with or acquisition of a specific business entity. There can be no assurance that the Company will be successful in identifying and evaluating suitable business opportunities or in concluding a business combination. Management has not identified any particular industry or specific business within an industry for evaluation by the Company. There is no assurance that the Company will be able to negotiate a business combination on terms favorable to the Company. The Company has not established a specific length of operating history or a specified level of earnings, assets, net worth or other criteria that it will require a target company to have achieved, or without which the Company would not consider a business combination with such business entity. Accordingly, the Company may enter into a business combination with a business entity having no significant operating history, losses, limited or no potential for immediate earnings, limited assets, negative net worth or other negative characteristics.

CONTINUED MANAGEMENT CONTROL, LIMITED TIME AVAILABILITY.

While seeking a business combination, management anticipates devoting only a limited amount of time per month to the business of the Company. The Company's officers have not entered into a written employment agreement with the Company and are not expected to do so in the foreseeable future. The Company has not obtained key man life insurance on its officers and directors. Notwithstanding the combined limited experience and time commitment of management, loss of the services of these individuals would adversely affect development of the Company's business and its likelihood of continuing operations.

CONFLICTS OF INTEREST--GENERAL.

The Company's officers and directors participate in other business ventures which may compete directly with the Company. Additional conflicts of interest and non-arms length transactions may also arise in the future.  Management has adopted a policy that the Company will not seek a merger with, or acquisition of, any entity in which any member of management serves as an officer, director or partner, or in which they or their family members own or hold any ownership interest. See “ITEM 5. DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS--Conflicts of Interest.”

REPORTING REQUIREMENTS MAY DELAY OR PRECLUDE ACQUISITION.

Section 13 of the Securities Exchange Act of 1934 (the "Exchange Act") requires companies subject thereto to provide certain information about significant acquisitions including certified financial statements for the company acquired covering one or two years, depending on the relative size of the acquisition. The time and additional costs that may be incurred by some target companies to prepare such financial statements may significantly delay or essentially preclude consummation of an otherwise desirable acquisition by the Company. Acquisition prospects that do not have or that are unable to obtain the required audited statements may not be appropriate for acquisition so long as the reporting requirements of the Exchange Act are applicable.

LACK OF MARKET RESEARCH OR MARKETING ORGANIZATION.

The Company has neither conducted, nor have others made available to it, market research indicating that demand exists for the transactions contemplated by the Company. Even in the event demand exists for a merger or acquisition of the type contemplated by the Company, there is no assurance the Company will be successful in completing any such business combination.

LACK OF DIVERSIFICATION.

The Company's proposed operations, even if successful, will in all likelihood result in the Company engaging in a business combination with only one business entity. Consequently, the Company's activities will be limited to those engaged in by the business entity which the Company merges with or acquires. The Company's inability to diversify its activities into a number of areas may subject the Company to economic fluctuations within a particular business or industry and therefore increase the risks associated with the Company's operations.

REGULATION UNDER INVESTMENT COMPANY ACT.

Although the Company will be subject to regulation under the Exchange Act, management believes the Company will not be subject to regulation under the Investment Company Act of 1940, insofar as the Company will not be engaged in the business of investing or trading in securities. In the event the Company engages in business combinations which result in the Company holding passive investment interests in a number of entities, the Company could be subject to regulation under the Investment Company Act of 1940. In such event, the Company would be required to register as an investment company and could be expected to incur significant registration and compliance costs. The Company has obtained no formal determination from the Securities and Exchange Commission as to the status of the Company under the Investment Company Act of 1940 and, consequently, any violation of such Act could subject the Company to material adverse consequences.

PROBABLE CHANGE IN CONTROL AND MANAGEMENT.

A business combination involving the issuance of the Company's common stock will, in all likelihood, result in shareholders of a target company obtaining a controlling interest in the Company. Any such business combination may require shareholders of the Company to sell or transfer all or a portion of the Company's common stock held by them. The resulting change in control of the Company will likely result in removal of the present officer and director of the Company and a corresponding reduction in or elimination of his participation in the future affairs of the Company.  Currently, there are no pending acquisitions, business combinations or mergers.

REDUCTION OF PERCENTAGE SHARE OWNERSHIP FOLLOWING BUSINESS COMBINATION.

The Company's primary plan of operation is to seek a business combination with a business entity which, in all likelihood, would result in the Company issuing securities to shareholders of such business entity. The issuance of previously authorized and unissued common stock of the Company would result in a reduction in percentage of shares owned by the present shareholders of the Company and would most likely result in a change in control or management of the Company.

TAXATION.

Federal and state tax consequences will, in all likelihood, be major considerations in any business combination the Company may undertake. Currently, such transactions may be structured so as to result in tax-free treatment to both companies, pursuant to various federal and state tax provisions. The Company intends to structure any business combination so as to minimize the federal and state tax consequences to both the Company and the target company; however, there can be no assurance that such business combination will meet the statutory requirements of a tax-free reorganization or that the parties will obtain the intended tax-free treatment upon a transfer of stock or assets. A non-qualifying reorganization could result in the imposition of both federal and state taxes, which may have an adverse effect on both parties to the transaction.

REQUIREMENT OF AUDITED FINANCIAL STATEMENTS MAY DISQUALIFY BUSINESS OPPORTUNITIES.

Management of the Company will request that any potential business opportunity provide audited financial statements. One or more attractive business opportunities may choose to forego the possibility of a business combination with the Company rather than incur the expenses associated with preparing audited financial statements.

Item 2.     Financial Information.

Not required by smaller reporting company.

Item 3.     Description of Property.

The Company has no properties and at this time has no agreements to acquire any properties. The Company currently uses the office of Jeff Jenson, its president, at no cost.  This shareholder has agreed to continue this arrangement until the Company completes an acquisition or merger.

Item 4.     Security Ownership of Certain Beneficial Owners and Management.

The following table sets forth as of August 30, 2008, the name and the number of shares of the Registrant’s Common Stock, par value, $0.001 per share, held of record or beneficially by each person who held of record, or was known by the Registrant to own beneficially, more than 5% of the 1,000,016 issued and outstanding shares of the Registrant’s Common Stock, and the name and shareholdings of each director and of all officers and directors as a group.

Title of	Name and Address of	Amount and Nature of
Class	Beneficial Owner	Beneficial Ownership	Percentage of Class

Common	Jeff Jenson (1)(2)	928,570	92.86%

Common	Charley Carlson(1)	-	-%

Common	Jason Kershaw(1)	-	-%

Total Officers, Directors
And control shareholders
As a Group		928,570	92.86%

(1)

Officer and/or director.

(2)

These shares are held by Tryant, LLC. Jeff Jenson is the Managing Director of Tryant, LLC and is deemed the beneficial owner of these shares

There are no contracts or other arrangements that could result in a change of control of the Company.

Item 5.     Directors and Executive Officers, Promoters and Control Persons.

The following table sets forth as of June 30, 2008, the name, age, and position of each executive officer and director and the term of office of each director of the Corporation.

Name	Age	Position	Director or Officer Since

Jeff Jenson	36	President and Director	January 2006
Jason Kershaw	38	Vice president, Director	January 2006
Charley Carlson	39	Secretary, Treasurer, Director	January 2006

All officers hold their positions at the will of the Board of Directors.  All directors hold their positions for one year or until their successors are elected and qualified.

Set forth below is certain biographical information regarding the Company’s executive officer and director:

Jeff Jenson has been the Managing Director of Tryant, LLC, a Utah based mergers and acquisitions consulting firm, since March 2004. Prior to that, Mr. Jenson was President of Jenson Services, a position he held for ten years. He was recently President and Director of Ardmore Holding Corporation.

Jason Kershaw has been a sales representative of TAP Pharmaceuticals since 2001. He is also Rehab Specialist/Adult Wheelchair for Intermountain Healthcare, based in Salt Lake City, Utah.

Charley Carlson, has been President of CRC Sales, Inc., a golf equipment sales company since January 2000. Mr. Carlson is also founder of JC Golf Accessories, one of the largest golf accessory distributors in the USA. Mr. Carlson has also been national sales manager of Clear Vision, a golf cart cover maker, since 2007.

None of the officers and directors was subject to the following in the preceding five years:

(1) Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

(2) Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

(3) Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and

(4) Being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Audit Committee

The Company does not presently have an audit committee or an audit committee financial expert on its Board of Directors. The Company has not generated revenue from its operations nor had the financial ability to attract the requisite Board expertise.

Item 6.     Executive Compensation.

SUMMARY COMPENSATION TABLE

Name and principal position	Year	Salary ($)	Bonus ($)	Stock awards ($)	Option awards ($)	Nonequity incentive plan compensation ($)	Nonqualified deferred compensation earnings ($)	All other compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Jeff Jenson	2008	-	-	-	-	-	-	-	-
President	2007	-	-	-	-	-	-	-	-
	2006	-	-	-	-	-	-	-	-
Jason Kershaw	2008	-	-	-	-	-	-	-	-
Vice President	2007	-	-	-	-	-	-	-	-
	2006	-	-	-	-	-	-	-	-
Charley Carlson	2008	-	-	-	-	-	-	-	-
Secretary, Treasurer	2007	-	-	-	-	-	-	-	-
	2006	-	-	-	-	-	-	-	-

Directors' Compensation

We have not had and do not have any formal or informal arrangements or agreements to compensate our directors for services they provide as directors of our company.

Employment Contracts and Officers' Compensation

We do not have employment agreements with any of our officers. Any future compensation to be paid to these individuals will be determined by our Board of Directors, and employment agreements will be executed.

Stock Option Plan and Other Long-term Incentive Plan

We currently do not have an existing or proposed stock option plan or long term incentive plan.

Item 7.     Certain Relationships and Related Transactions.

Our policy is that a contract or transaction either between the Company and a director, or between a director and another company in which he is financially interested is not necessarily void or voidable if the relationship or interest is disclosed or known to the board of directors and the stockholders are entitled to vote on the issue, or if it is fair and reasonable to our company.

Tryant, LLC, a shareholder of the Corporation has loaned the Company $15,853 as of June 30, 2008.

Item 8.     Legal Proceedings.

There is no litigation pending or threatened by or against the Company.

Item 9.     Market Price of and Dividends on the Registrant's Common Equity and Related Stockholder Matters.

MARKET PRICE

As of September 2, 2008 there were 38 shareholders of record holding 1,000,016 shares of common stock. The holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Holders of the common stock have no preemptive rights and no right to convert their common stock into any other securities. There are no redemption or sinking fund provisions applicable to the common stock.

We have not paid, nor declared, any dividends since our inception and do not intend to declare any such dividends in the foreseeable future. Our ability to pay dividends is subject to limitations imposed by Delaware law. Under Delaware law, dividends may be paid to the extent that a corporation’s assets exceed its liabilities and it is able to pay its debts as they become due in the usual course of business.

There is no trading market for the Company's Common Stock at present and there has been no trading market to date. There is no assurance that a trading market will ever develop or, if such a market does develop, that it will continue. The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a “penny stock,” for purposes relevant to the Company, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require: (i) that a broker or dealer approve a person's account for transactions in penny stocks and (ii) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve a person's account for transactions in penny stocks, the broker or dealer must (i) obtain financial information and investment experience and objectives of the person; and (ii) make a reasonable determination that the transactions in penny stocks are suitable for that person and that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form, (i) sets forth the basis on which the broker or dealer made the suitability determination and (ii) that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading, and about commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. In order to qualify for listing on the Nasdaq SmallCap Market, a company must have at least (i) net tangible assets of $4,000,000 or market capitalization of $50,000,000 or net income for two of the last three years of $750,000; (ii) public float of 1,000,000 shares with a market value of $5,000,000; (iii) a bid price of $4.00; (iv) three market makers; (v) 300 shareholders and (vi) an operating history of one year or, if less than one year, $50,000,000 in market capitalization. For continued listing on the Nasdaq Small Cap Market, a company must have at least (i) net tangible assets of$2,000,000 or market capitalization of $35,000,000 or net income for two of the last three years of $500,000; (ii) a public float of 500,000 shares with a market value of $1,000,000; (iii) a bid price of $1.00; (iv) two market makers; and (v) 300 shareholders.

If, after a merger or acquisition, the Company does not meet the qualifications for listing on the Nasdaq SmallCap Market, the Company's securities may be traded in the over-the-counter (“OTC”) market. The OTC market differs from national and regional stock exchanges in that it (1) is not sited in a single location but operates through communication of bids, offers and confirmations between broker-dealers and (2) securities admitted to quotation are offered by one or more broker-dealers rather than the “specialist” common to stock exchanges. The Company may apply for listing on the NASD OTC Bulletin Board or may offer its securities in what are commonly referred to as the “pink sheets” of the National Quotation Bureau, Inc. To qualify for listing on the NASD OTC Bulletin Board, an equity security must have one registered broker-dealer, known as the market maker, willing to list bid or sale quotations and to sponsor the company for listing on the Bulletin Board. If the Company is unable initially to satisfy the requirements for quotation on the Nasdaq SmallCap Market or becomes unable to satisfy the requirements for continued quotation thereon, and trading, if any, is conducted in the OTC market, a shareholder may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of, the Company's securities.

Item 10.    Recent Sales of Unregistered Securities.

In January 2006, the Company sold 71,430 share of .001 par value common stock to 37 investors pursuant to Rule 506 Section 18(b)(4)(D) of the Securities Act of 1933.

Item 11.    Description of Securities.

COMMON STOCK

We are authorized to issue up to 100,000,000 shares of common stock, $0.001 par value.   As of the date of this registration statement, there are 1,000,016 shares of common stock issued and outstanding.  We have approximately 38 shareholders or record. The Company completed a reverse stock split of 10 to 1 on all of its issued and outstanding common stock on August 29, 2008. Resulting fractional shares were rounded up.

The holders of common stock are entitled to one vote per share on each matter submitted to a vote of stockholders.  In the event of liquidation, holders of common stock are entitled to share ratably in the distribution of assets remaining after payment of liabilities, if any.  Holders of common stock have no cumulative voting rights and the holders of a majority of the outstanding shares have the ability to elect all of the directors.  Holders of common stock have no preemptive or other rights to subscribe for shares.  Holders of common stock are entitled to such dividends as may be declared by the board of directors out of funds legally available for dividends.  The outstanding common stock is, validly issued, fully paid and non-assessable.

DIVIDENDS

Dividends, if any, will be contingent upon the Company's revenues and earnings, if any, capital requirements and financial conditions. The payment of dividends, if any, will be within the discretion of the Company's Board of Directors. The Company presently intends to retain all earnings, if any, for use in its business operations and accordingly, the Board of Directors does not anticipate declaring any dividends prior to a business combination.

RESTRICTIONS ON TRANSFERS OF SECURITIES PRIOR TO BUSINESS COMBINATION

The proposed business activities described herein classify the Company as a blank check company. See "GLOSSARY". The Securities and Exchange Commission and many states have enacted statutes, rules and regulations limiting the sale of securities of blank check companies. Management does not intend to undertake any efforts to cause a market to develop in the Company's securities until such time as the Company has successfully implemented its business plan described herein. Accordingly, the majority shareholder of the Company has executed and delivered a "lock-up" letter agreement, affirming that such shareholder shall not sell their shares of the Company's common stock except in connection with or following completion of a merger or acquisition resulting in the Company no longer being classified as a blank check company. The shareholders have deposited their stock certificates with the Company's management, who will not release the certificates except in connection with or following the completion of a merger or acquisition.

TRADING OF SECURITIES IN SECONDARY MARKET

The National Securities Market Improvement Act of 1996 limited the authority of states to impose restrictions upon sales of securities made pursuant to Sections 4(1) and 4(3) of the Securities Act of 1933, as amended (the “Securities Act”) of companies which file reports under Sections 13 or 15(d) of the Securities Exchange Act. The Company files such reports. As a result, sales of the Company's common stock in the secondary trading market by the holders thereof may be made pursuant to Section 4(1) of the Securities Act (sales other than by an issuer, underwriter or broker). If, after a merger or acquisition, the Company does not meet the qualifications for listing on the Nasdaq SmallCap Market, the Company's securities may be traded in the over-the-counter (“OTC”) market. The OTC market differs from national and regional stock exchanges in that it (1) is not sited in a single location but operates through communication of bids, offers and confirmations between broker-dealers and (2) securities admitted to quotation are offered by one or more broker-dealers rather than the “specialist” common to stock exchanges. The Company may apply for listing on the NASD OTC Bulletin Board.  To qualify for listing on the NASD OTC Bulletin Board, an equity security must have one registered broker-dealer, known as the market maker, willing to list bid or sale quotations and to sponsor the company for listing on the Bulletin Board.

TRANSFER AGENT

Interwest Transfer Company, Inc., 1981 Murray Holladay Road, Salt Lake City, UT 84117.

GLOSSARY

“Blank Check” Company. As defined in Section 7(b)(3) of the Securities Act, a “blank check” company is a development stage company that has no specific business plan or purpose or has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies and is issuing “penny stock” securities as defined in Rule 3a51-1 of the Exchange Act.

“Penny Stock” Security. As defined in Rule 3a51-1 of the Exchange Act, a “penny stock” security is any equity security other than a security (i) that is a reported security (ii) that is issued by an investment company (iii) that is a put or call issued by the Option Clearing Corporation (iv) that has a price of $5.00 or more (except for purposes of Rule 419 of the Securities Act) (v) that is registered on a national securities exchange (vi) that is authorized for quotation on the Nasdaq Stock Market, unless other provisions of Rule 3a51-1 are not satisfied, or (vii) that is issued by an issuer with (a) net tangible assets in excess of $2,000,000, if in continuous operation for more than three years or $5,000,000 if in operation for less than three years or (b) average revenue of at least $6,000,000 for the last three years.

“Securities Act.” The Securities Act of 1933, as amended.

“Small Business Issuer.” As defined in Rule 12b-2 of the Exchange Act, a "Small Business Issuer" is an entity (i) which has revenues of less than $25,000,000 (ii) whose public float (the outstanding securities not held by affiliates) has a value of less than $25,000,000 (iii) which is a United States or Canadian issuer (iv) which is not an Investment Company and (v) if a majority-owned subsidiary, whose parent corporation is also a small business issuer.

Item 12.    Indemnification of Directors and Officers.

We were incorporated under the laws of the State of Delaware. Section 145 of the DGCL, generally provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that the person is or was an officer, director, employee or agent of the corporation, or is or was serving at the request of the corporation as an officer, director, employee or agent of another corporation or enterprise.  The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, provided that the person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal.  A Delaware corporation may also indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided the person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation's best interests, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation.

Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which the officer or director has actually and reasonably incurred.

Our amended and restated certificate of incorporation and bylaws provide for the indemnification of our directors and executive officers to the fullest extent permitted under the DGCL and other applicable laws.  In addition, our amended and restated certificate of incorporation provides that the liability of our directors for monetary damages shall be eliminated to the fullest extent under applicable laws.

There is currently no pending litigation or proceeding involving any of our directors or executive officers for which indemnification is being sought. We are not currently aware of any threatened litigation that may result in claims for indemnification against us by any of our directors or executive officers.

Item 13.    Financial Statements and Supplementary Data.

See Financial Statements beginning on Page F-1.

Item 14.    Changes in and Disagreements with Accountants.

None. Not applicable.

Item 15.    Financial Statements and Exhibits.

(a) Audited financial statements for the year ended June 30, 2008.

(b)

Exhibits

Exhibit
Number	Title of Document	Location

3.01	Amended and Restated Certificate of Incorporation	Attached
3.02	Bylaws	Attached

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Woods Cross Holding Corp.

(Registrant)

Date: September 30, 2008	By:	/s/ Jeff Jenson
(Signature)

Jeff Jenson
President, Chief Executive and Chief Financial Officer
Director

Date: September 30, 2008	By:	/s/ Jason Kershaw
(Signature)

Jason Kershaw
Vice President
Director

Date: September 30, 2008	By:	/s/ Charley Carlson
(Signature)

Charley Carlson
Secretary, Treasurer, Chief Financial Officer
Director

Item 15. Financial Statements.

Woods Cross Holding Corp

(A Development Stage Company)

Table of Contents

Page
Financial Statements

Report of Independent Registered Public Accounting Firm	F-2

Balance Sheets as of June 30, 2008 and June 30, 2007	F-3

Statements of Expenses for the years ended June 30, 2008 and 2007 and for the period from December 20, 2005 (date of bankruptcy settlement) through June 30, 2008	F-4

Statements of Stockholders’ Deficit for the period from December 20, 2005 (date of bankruptcy settlement) through June 30, 2008	F-5

Statements of Cash Flow for the years ended June 30, 2008 and 2007 and for the period from December 20, 2005 (date of bankruptcy settlement) through June 30, 2008	F-6

Notes to Financial Statements	F-7

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Woods Cross Holding Corp

(A Development Stage Company)

Woods Cross, Utah

We have audited the accompanying balance sheet of Woods Cross Holding Corp as of June 30, 2008 and 2007 and the related statements of expenses, changes in stockholders' deficit, and cash flows for the years then ended and the period from December 20, 2005 (date of bankruptcy settlement) through June 30, 2008.  These financial statements are the responsibility of Woods Cross Holding Corp.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with the Public Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. Woods Cross Holding Corp is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of Woods Cross Holding Corp’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Woods Cross Holding Corp as of June 30, 2008 and 2007 and the results of its operations and its cash flows for the years then ended and the period from December 20, 2005 (date of bankruptcy settlement) through June 30, 2008 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that Woods Cross Holding Corp will continue as a going concern. As discussed in Note 3 to the financial statements, Woods Cross Holding Corp suffered net losses and has an accumulated deficit, which raises substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters also are described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Malone & Bailey, PC

MALONE & BAILEY, PC

 www.malone-bailey.com

 Houston, Texas

 September 30, 2008

Woods Cross Holding Corp

(A Development Stage Company)

Balance Sheets

	June 30, 2008	June 30, 2007
ASSETS
CURRENT ASSETS
Cash	$201	$201

TOTAL ASSETS	$201	$201

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES
Accounts Payable	2,578	-
Notes payable due to shareholder	15,853	15,517
Accrued Interest	2,788	1,529

TOTAL LIABILITIES	21,219	17,046

STOCKHOLDERS' DEFICIT
Preferred stock, $.001 par value per share; 10,000,000 shares authorized; -0- shares issued	-	-
Common stock, $0.001 par value per share; 100,000,000 shares authorized; 1,000,000 shares issued and outstanding	1,000	1,000
Additional paid-in capital	(1,000)	(1,000)
Deficit accumulated during the development stage	(21,018)	(16,845)
Total Stockholders' Deficit	(21,018)	(16,845)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$201	$201

The accompanying notes are an integral part of these financial statements.

Woods Cross Holding Corp

(A Development Stage Company)

Statements of Expenses

For the Years Ended June 30, 2008 and 2007 and for
the period from December 20, 2005 (date of bankruptcy settlement) through June 30, 2008

	Year ended June 30, 2008	Year ended June 30, 2007	Date of bankruptcy settlement through June 30, 2008
OPERATING EXPENSE:
General and administrative	$2,913	$2,512	$18,230
Total operating expenses	2,913	2,512	18,230

OPERATING LOSS	(2,913)	(2,512)	(18,230)

Other expense:
Interest expense	(1,260)	(1,206)	(2,788)

NET LOSS	$(4,173)	$(3,718)	$(21,018)

LOSS PER SHARE – Basic and fully diluted	$(0.00)	$(0.00)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING – Basic and fully diluted	1,000,000	1,000,000

The accompanying notes are an integral part of these financial statements.

Woods Cross Holding Corp

(A Development Stage Company)

Statements of shareholders equity (deficits)

For the Years Ended June 30, 2008 and 2007 and for

the period from December 20, 2005 (date of bankruptcy settlement) through June 30, 2008

	Preferred Stock		Common stock		Additional paid in capital	Deficit Accumulated during Development Stage	Total
	Shares	Amount	Shares	Amount
Balance, December 2005	-	$-	-	$-	$-	$-	$-

Issuance of common stock			1,000,000	1,000	(1,000)	-	-
Net loss	-	-	-	-	-	(13,127)	(13,127)
Balance, June 30, 2006	-	$-	1,000,000	$1,000	$(1,000)	$(13,127)	$(13,127)

Net loss	-	-	-	-	-	(3,718)	(3,718)
Balance, June 30, 2007	-	$-	1,000,000	$1,000	$(1,000)	$(16,845)	$(16,845)

Net loss	-	-	-	-	-	(4,173)	(4,173)
Balance, June 30, 2008	-	$-	1,000,000	$1,000	$(1,000)	$(21,018)	$(21,018)

The accompanying notes are an integral part of these financial statements.

Woods Cross Holding Corp

(A Development Stage Company)

Statements of Cash Flow

For the years ended June 30, 2008 and 2007 and for
the period from December 20, 2005 (date of bankruptcy settlement) through June 30, 2008

	Year ended June 30, 2008	Year ended June 30, 2007	Date of bankruptcy settlement through June 30, 2008
Cash flow from operating activities:
Net loss	$(4,173)	$(3,718)	$(21,018)
Adjustment to reconcile net loss to net cash used in operating activities:
Changes in operating assets and liabilities:
Accounts payable and accrued liabilities	3,837	1,206	5,366
Notes payable due to shareholder	335	2,512	15,853
Net cash used by operating activities	-	-	201

Net change in cash	-	-	201

Cash at beginning of period	201	201	-
Cash at end of period	$201	$201	$201

Cash paid for:
Interest	$-	$-	$-
Taxes	$-	$-	$-

The accompanying notes are an integral part of these financial statements.

Woods Cross Holding Corp

 (A Development Stage Company)

Notes to Financial Statements

Note 1 - Background and Description of Business

Woods Cross Holding Corp was incorporated in October 1994, in Delaware.   The Company is the U. S. Bankruptcy Court mandated reincorporation of and successor to US Office Products Company, which was discharged from bankruptcy on December 20, 2005.

The Company's emergence from Chapter 11 of Title 11 of the United States Code on December 20, 2005 created the combination of a change in majority ownership and voting control - that is, loss of control by the then-existing stockholders, a court-approved reorganization, and a reliable measure of the entity's fair value - resulting in a fresh start, creating, in substance, a new reporting entity.  Accordingly, the Company, post bankruptcy, has no assets and minimal liabilities and operating activities.  Therefore, the Company, as a new reporting entity, qualifies as a "development stage enterprise" as defined in Statement of Financial Accounting Standard No. 7, as amended.

Note 2 - Bankruptcy Action

U.S. Office Products Company ("USOP") and 27 affiliated entities filed their chapter 11 petitions in the United States Bankruptcy Court in Delaware on March 5, 2001. Following the sale of its office supplies business and associated trade names and trademarks, U.S. Office Products Company changed its name to BRM Holdings, Inc.

All assets, liabilities and other claims against the Company and its affiliated entities were combined for the purpose of distribution of funds to creditors.  Each of the entities otherwise remained separate corporate entities.  From the commencement of the bankruptcy proceedings through December 20, 2005 (the effective date of the Plan of Reorganization), all secured claims and/or administrative claims during this period were satisfied through either direct payment or negotiation.

A Plan of Reorganization was approved by the Court on December 20, 2005.  The Plan contemplated the liquidation of USOP, LLC. Buyer is an entity formed solely for the purpose of acquiring all of the newly issued shares of BRM and no other assets or liabilities of BRM or of the Liquidating LLC, all in accordance with the Assets Purchase Agreements (APA). The Buyer shall have none of the assets of the Liquidating LLC other than the BRM shell, the new shares and use of the trading symbol "OFSIQ.PK." Any interest in any other assets of BRM (including, any tax and insurance premium refunds) shall remain assets of the Liquidating LLC. Buyer will have no interest in or to any proceeds, payments or distributions from the Liquidating LLC. The Liquidating LLC and none of its creditors (beneficiaries) are creditors or members of Tryant LLC (the buyer).

Note 3 - Going Concern Uncertainty

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  The Company has suffered net losses. an accumulated deficit, minimal cash on hand, and has a business plan with inherent risk. These conditions raise substantial doubt as to the Company’s ability to continue as a going concern.  The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Note 4 - Summary of Significant Accounting Policies

Concurrent with the approval of the Plan of Reorganization the Company changed its post-bankruptcy year-end to June 30.

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Cash and cash equivalents

The Company considers all cash on hand and in banks, certificates of deposit and other highly-liquid investments with maturities of three months or less, when purchased, to be cash and cash equivalents.

Income taxes

The Company uses the asset and liability method of accounting for income taxes.  At June 30, 2007 and 2008, the deferred tax asset and deferred tax liability accounts, as recorded when material to the financial statements, are entirely the result of temporary differences.  Temporary differences represent differences in the recognition of assets and liabilities for tax and financial reporting purposes, primarily accumulated depreciation and amortization, allowance for doubtful accounts and vacation accruals.

As of June 30, 2008 and 2007, the deferred tax asset related to the Company's net operating loss carry forward is fully reserved.  Due to the provisions of Internal Revenue Code Section 338, the Company may have no net operating loss carry forwards available to offset financial statement or tax return taxable income in future periods as a result of a change in control involving 50 percentage points or more of the issued and outstanding securities of the Company.

Income (Loss) per share

Basic earnings (loss) per share is computed by dividing the net income (loss) available to common stockholders by the weighted-average number of common shares outstanding during the respective period presented in our accompanying financial statements.

Fully diluted earnings (loss) per share are computed similar to basic income (loss) per share except that the denominator is increased to include the number of common stock equivalents (primarily outstanding options and warrants).

Common stock equivalents represent the dilutive effect of the assumed exercise of the outstanding stock options and warrants, using the treasury stock method, at either the beginning of the respective period presented or the date of issuance, whichever is later, and only if the common stock equivalents are considered dilutive based upon the Company's net income (loss) position at the calculation date.

As of June 30, 2008 and 2007, the Company had no outstanding stock warrants, options or convertible securities which could be considered as dilutive for purposes of the loss per share calculation.

Note 5 - Fair Value of Financial Instruments

The carrying amount of notes payable, as applicable, approximates fair value due to the short term nature of this item and/or the current interest rates payable in relation to current market conditions.

Note 6 - Note Payable

During the periods ended June 30, 2008 and 2007, Tryant LLC paid expenses of $15,853 and $15,517 respectively on behalf of Wood Cross Holding.  These payments were accounted for as a note payable to Tryant LLC.  The note bears interest of 8% per annum and due on demand.  The Company recorded interest expense for the years ended June 30, 2008 and 2007 of $1,260 and $1,206.  As of June 30, 2008 and 2007, the Company accrued interest of $2,788 and $1,529 respectively.

Note 7 – Capital Stock Transactions

After canceling the BRM Stock, and immediately prior to the closing, the Company’s articles of incorporation were amended to authorize 100,000,000 common shares and 10,000,000 shares of undesignated, "blank check" preferred stock, for a total of 110,000,000 authorized shares. Out of the 100,000,000 authorized common shares, 10,000,000 shares were issued. No preferred stock has been issued.

On August 29, 2008, the Company completed a reverse stock split of ten to one on its issued and outstanding common stock.  As a result, all of the share amounts have been retroactively stated to reflect the post-split number.